Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (B) IF SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

promissory note, REIMBURSEMENT AND INDEMNIFICATION AGREEMENT AND SECURITY AGREEMENT

September [  ], 2019

This PROMISSORY NOTE, REIMBURSEMENT AND INDEMNIFICATION AGREEMENT AND SECURITY AGREEMENT (this “Agreement”) dated as of September [  ], 2019, is made jointly and severally by Cool Holdings, Inc., a Maryland corporation (“Cool Holdings”) and each of the other parties identified as “Obligors” on the signature pages hereto (with Cool Holdings, collectively, the “Obligors” and each, an “Obligor”) to GAMESTOP CORP., a Delaware corporation (“Payee”).

In consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be bound hereby, the parties agree as follows:

1.Defined Terms.

A.When used herein, the terms Account, Account Debtor, Chattel Paper, Deposit Account, Document, Electronic Chattel Paper, Financial Asset, Goods, Inventory, Instrument, Investment Property, Letter of Credit Rights, General Intangibles, Proceeds, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in the UCC.

B.The following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

“Apple Guarantee” means that certain Corporate Guarantee, dated as of August 28, 2014, made by Payee for the benefit of Simply Mac and Computer Marketing Corporation (dba MacAuthority) and in favor of Apple, Inc., as the same may be amended, amended and restated, supplemented or modified from time to time.

“Collateral” is defined in Section 10 hereof.

“Cool Holdings” is defined in the introductory paragraph hereto.

“Change of Control” means the time at which (i) any Person (including a Person’s Affiliates and associates) or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the beneficial owner (as defined in Rule 13d 3 under the Securities Exchange Act of 1934) of more than 50% of any class of the equity interests of any Obligor, (ii) all or substantially all of the assets of any Obligor shall be sold, leased,

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conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including any affiliate or associate of any Obligor) in one or a series of transactions, or (iii) any Obligor (other than Cool Holdings) ceases to be a direct or indirect wholly-owned Subsidiary of Cool Holdings.

“Event of Default” is defined in Section 13 hereof.

“Excluded Property” shall mean (a) any lease, license, contract, permit or agreement to which any Obligor is a party or any of its rights or interests thereunder and any assets of such Obligor subject thereto if and for so long as and to the extent that the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Obligor therein, (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, permit or agreement, provided, however, that the foregoing exclusions shall not apply in any case if (x) such prohibition has been waived or the creation hereunder of a lien and security interest in such assigned contract, general intangible, instrument, license, chattel paper, property or asset has been otherwise consented to, or (y) such prohibition, or the term that relates or gives rise thereto, would be rendered ineffective pursuant to any of Sections 9-406, 9-407, 9-408 or 9-409 of Article 9 of the Uniform Commercial Code, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity; (b) any equity interests in an issuer organized under the laws of a jurisdiction not located in the United States (a “Foreign Subsidiary”) (i) in excess of 65% of the equity interests of such Foreign Subsidiary or (ii) to the extent that the pledge thereof is limited by the laws of the jurisdiction of such Foreign Subsidiary’s organization; (c) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; (d) those assets as to which a Obligor reasonably determines, in consultation with the Payee, that the burden or cost of obtaining such a security interest, pledge or perfection thereof outweighs the benefit to the Payee of the security to be afforded thereby; (e) Deposit Accounts consisting of trust accounts, payroll accounts, custodial accounts, escrow accounts and other similar Deposit Accounts; and (f) motor vehicles; provided, that Excluded Property shall not include Proceeds (as such term is defined in the UCC), substitutions or replacements of any Excluded Property referred to in the foregoing clauses (a) through (f) unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to in the foregoing clauses (a) through (f).

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of this Note.

“Indebtedness” is defined in the Purchase Agreement.

“Inventory” is defined in Section 10(B) hereof.

“Inventory Note Amount” means, initially, $7,529,492, provided that if the Final Inventory (as defined in the Purchase Agreement) is determined in accordance with Section 1.3(e)(v) of the Purchase Agreement prior to the Maturity Date, then upon such determination of the Final Inventory Amount, the Inventory Note Amount shall be decreased or increased, as applicable, to equal the Final Inventory Amount.

“Lien” means any lien, pledge, charge, claim, mortgage, assessment, hypothecation, deed of trust, lease, option, right of first refusal, preemptive right, easement,

covenant, right of way, servitude, transfer restriction, security interest or other encumbrance of any kind or character whatsoever.

“Loan” is defined in the introductory paragraph hereto.

“Maturity Date” is defined in Section 4 hereof.

“Note” is defined in the introductory paragraph hereto.

“Obligor” is defined in the introductory paragraph hereto.

“Organizational I.D. Number” means the organizational identification number assigned to any Obligor by the applicable governmental unit or agency of the jurisdiction of organization for such Obligor.

“Payee” is defined in the introductory paragraph hereto.

“Permitted Debt” means (i) Indebtedness outstanding on the date hereof, (ii) Subordinated Debt, and (iii) Indebtedness incurred to fund the purchase price or the cost of construction or improvement of fixed or capital assets provided that such Indebtedness is incurred within 90 days of such purchase, construction or improvement and does not exceed the fair market value thereof.

“Permitted Liens” means: (i) Liens for taxes, assessments and other government charges not yet due and payable or which are being contested in good faith by appropriate proceedings, (ii) Liens imposed by law, such as mechanic’s, materialmen’s, and similar Liens, (iii) Liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, (iv) workmen’s, repairmen’s, warehousemen’s, carriers’ or other similar Liens, (v) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution, (vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, (vii) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted, (viii) Liens securing Indebtedness incurred pursuant to clause (iii) of the definition of Permitted Debt, provided that such Liens do not extend to any assets other than those purchased, acquired, constructed or improved with the proceeds of such Indebtedness.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Purchase Agreement” means that certain Stock Purchase Agreement, made and entered into as of May 9, 2019, by and among Cool Holdings, Payee and Simply Mac, as amended.

“Receivable(s)” means all Accounts and all right, title and interest in any returned goods, together with all right, title, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and re-sales, and all related security interests, liens, charges, encumbrances and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Simply Mac” means Simply Mac, Inc., a Utah corporation.

“Simply Mac Inventory Value” means the value of the Product Inventory (as defined in the Purchase Agreement) determined in accordance with the methodology set forth on Schedule 6.11 of the Purchase Agreement.

“Subordinated Debt” means Indebtedness that is subordinated to the obligations of the Obligors hereunder on terms satisfactory to Payee in its absolute discretion.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, trust or other entity (whether now existing or hereafter organized or acquired) of which such Person or one or more Subsidiaries of such Person at the time owns or controls directly or indirectly more than 50% of the shares of stock or partnership or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees or otherwise exercising control of such corporation, limited liability company, partnership, trust or other entity (irrespective of whether at the time stock or any other form of ownership of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Term” is defined in Section 4 hereof.

“Type of Organization” means the kind or type of entity of any Obligor, such as a corporation, limited partnership or limited liability company.

“UCC” means the Uniform Commercial Code as in effect in the State of New York on the date of this Note, as it may be amended or modified from time to time hereafter; provided, however, that, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, UCC shall mean the Uniform Commercial Code as in effect from time to time in such jurisdiction.

2.Promise to Pay. FOR VALUE RECEIVED,  each Obligor hereby jointly and severally promises to pay to the order of Payee the principal amount equal to the Inventory Note Amount (as defined below), in lawful money of the United States of America (the “Loan”), together with interest thereon as hereinafter provided in this Note.

3.Interest.  The principal balance outstanding from time to time hereunder shall bear interest until such amounts are paid, at a rate equal to 12% per annum.  The annual interest rate shall be calculated for the actual days elapsed on the basis of a 365-day year.  In the event of any adjustment to the Inventory Note Amount pursuant to Section 1.3(e)(v) of the Purchase Agreement and the terms hereof, interest shall be recalculated on the adjusted Inventory Note Amount as the amount outstanding hereunder from the date of this Note (giving effect to any repayments that have been made hereunder).

4.Term.  The term of the Loan issued under this Note (the “Term”) shall commence on the date hereof and continue until the earlier of (a) September 25, 2020 (b) the acceleration of the maturity of the Loan pursuant to Section 12 of this Note or (c) a Change of Control (the “Maturity Date”). For the avoidance of doubt, the occurrence of the Maturity Date and/or repayment or prepayment of the Loan shall not terminate this Note unless all other obligations of the Obligors under this Note have been paid in full and satisfied and the Apple Guarantee has been terminated.

5.Payments.

A.On each 3 month anniversary of the date of this Note (each, a “Payment Date”), Obligors shall make payments of principal equal to 25% of the Inventory Note Amount (each, an “Amortization Payment”) plus all accrued and unpaid interest through such date; provided that, in the event of any adjustment to the Inventory Note Amount pursuant to Section 1.3(e)(v) of the Purchase Agreement and the terms hereof, the remaining Amortization Payments shall be adjusted to repay the remaining outstanding balance of the Inventory Note Amount (as adjusted) in equal installments over the remaining quarterly payment dates.

B.In the event that the outstanding principal balance hereunder on any Payment Date, after giving effect to the quarterly payment on such date pursuant to Paragraph (A) above, is more than 65% of the Simply Mac Inventory Value as of the prior month end, then Obligors shall make an additional payment on such Payment Date in the amount of such excess.  Such payment shall reduce the final payment due hereunder on the Maturity Date.

C.On the Maturity Date, all outstanding principal and interest due under this Note shall be immediately due and payable in full.

6.Method of Payments.  Obligors shall make all payments to be made on or pursuant to this Note in lawful money of the United States of America by company check, cashier’s check, or wire transfer of immediately available funds.  If any payment date shall fall on a date which is not a Business Day, payment may be made on the next succeeding Business Day.

7.No Deductions.  All amounts due hereunder shall be paid without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, or shall be grossed up by Obligors for such amounts, and shall not be subject to reduction on account of, or be otherwise affected by, any other circumstances, including any right of set off, counterclaim, recoupment, defense or other right with any Obligor may have against Payee (including for the avoidance of doubt, any such rights arising under the Purchase Agreement).

8.Prepayments.  Obligors may prepay at any time and from time to time all or any portion of the principal sum hereunder without penalty or premium; provided that such prepayment shall be applied first to any accrued and unpaid interest hereunder up to the date of such prepayment, then to any other amounts which may be payable to Payee hereunder, and then to the principal balance outstanding hereunder in the inverse order of maturity.

9.Reimbursement and Indemnification Under Apple Guarantee. Obligors hereby jointly and severally agree to reimburse, defend, indemnify and hold harmless Payee for, from and against any and all indemnifiable Losses (as defined in the Purchase Agreement) suffered by any of the Seller Indemnified Parties (as defined in the Purchase Agreement) under Section 9.3(a)(iv) of the Purchase Agreement with respect to the Apple Guarantee, treating all of the Obligors as the “Purchaser” for the purpose of Section 9.3(a)(iv) and the related provisions of Article IX of the Purchase Agreement.

10.Security.  As security for the payment and performance of all the obligations of Obligors hereunder, each Obligor hereby assigns to Payee, and grants to Payee a continuing security interest in, the following (collectively, the “Collateral”):

A.all of the Accounts, Receivables, Deposit Accounts, Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, Financial Assets, General Intangibles, Letter of Credit Rights, money (of any jurisdiction whatsoever), Supporting Obligations and all other rights to payment now existing or at any time hereafter, and prior to the termination hereof, arising

(whether they arise from the sale, lease or other dispositions of Inventory or from performance of contracts for services, manufacture, construction, repair or otherwise or from any other source whatsoever), including all securities, guaranties, warranties, indemnity agreements, insurance policies and other agreements pertaining to the same or the property described therein, and all Goods returned by or repossessed from any Obligor’s customers;

B.all inventory, Goods held for sale or lease or to be furnished under contracts for service, Goods so leased or furnished, raw materials, component parts and embedded software, work in process or materials used or consumed in any Obligor’s business, and all warehouse receipts, bills of landing and other documents evidencing goods owned or acquired by such Obligor, and all Goods covered thereby, now or at any time hereafter, and prior to termination hereof, owned or acquired by any Obligor, wherever located, and all products thereof whether in possession of an Obligor, warehousement, bailees or any other Person, or in process of delivery and whether located at an Obligor’s place of business or elsewhere (collectively, the “Inventory”); and

C.all books, records, writings, databases, information and other property of each Obligor relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing;

provided, however, that the Collateral shall not include any Excluded Property.

11.Covenants.

A.Concurrently with the execution of this Note, each Obligor shall deliver to Payee, in form and substance reasonably satisfactory to Payee, a certificate of the Secretary (or similar officer) of each Obligor, dated as of the date hereof, certifying (i) the incumbency and signatures of the officers who are executing this Note on behalf of such Obligor; (ii) the bylaws or operating agreement (or similar document), as applicable, of such Obligor and all amendments thereto as being true, correct and complete and in full force and effect; (iii) the certificate of formation, certificate of incorporation (or similar document), as applicable, of such Obligor; (iv) the resolutions of the managing body of such Obligor authorizing the execution and delivery of this Note the transactions contemplated hereunder, as being true, correct and complete and in full force and effect, and (v) a certificate of status and/or good standing (or similar document) for each Obligor, dated a recent date prior to the hereof, showing that such Obligor is in good standing under the laws of the state of its formation or incorporation, as applicable.

B.Obligors, at Payee’s request, at any time and from time to time, shall execute and deliver to Payee such financing statements, amendments and any other documents, including Instruments, and do such acts as Payee reasonably deems necessary in order to establish and maintain valid, attached and perfected security interests in the Collateral in favor of Payee, free and clear of all Liens and claims and rights of third parties whatsoever except Permitted Liens; provided, however, that no such actions shall be required to be taken under the laws of any jurisdiction other than the United States or any State thereof, or any political subdivision of the United States or a State thereof.  Each Obligor hereby irrevocably authorizes Payee at any time, and from time to time, to file in the appropriate jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including, without limitation, whether any Obligor is an organization, the Type of Organization and the Organization ID Number issued to such Obligor.

C. Each Obligor agrees to:

i.keep its records concerning the Collateral in such a manner as will enable Payee or its designees to determine at any reasonable time the status of the Collateral;

ii.maintain a current record of the location of all Collateral and furnish Payee such information concerning Obligor, the Collateral and any Account Debtor as Payee may from time to time reasonably request;

iii.permit Payee and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence and continuance of an Event of Default at Obligor’s sole expense) to inspect Obligor’s Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of Obligor pertaining to the Collateral and the Account Debtors, and will, upon request of Payee during the existence and continuance of an Event of Default, deliver to Payee all of such records and papers; provided, however, that so long as no Event of Default exists and is continuing, such inspections, examinations, and audits shall not be conducted more than once in any fiscal year of Obligor;

iv.upon request of Payee, stamp on its records concerning the Collateral, and add on all Chattel Paper and Instruments constituting a portion of the Collateral, a notation, in form and substance reasonable satisfactory to Payee, of the security interest of Payee hereunder;

v.promptly notify Payee in writing of any change in any material fact or circumstance represented or warranted by Obligor with respect to any of the Collateral, and promptly notify Payee in writing of any claim, action or proceeding challenging the security interest or affecting title to all or any material portion of the Collateral or the security interest and, at Payee’s reasonable request, appear in and defend any such action or proceeding at Obligor’s expense;

vi.keep all of its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and such policies or certificates thereof shall, if Payee so requests, be deposited with or furnished to Payee;

vii.take such actions as are reasonably necessary to keep its material Goods in good repair and condition and in good working order (ordinary wear and tear and casualty or condemnation excepted);

viii.take commercially reasonable steps necessary to protect, preserve and maintain all of its rights in the Collateral;

ix.take other action reasonably requested by Payee to ensure the attachment, perfection and, first priority (subject to Permitted Liens) of, and the ability of Payee to enforce, the security interests in any and all of the Collateral including, without limitation:

a.executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Obligor’s signature thereon is required therefor;

b.complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Payee to enforce, the security interests in such Collateral;

c.at Payee’s request, obtaining deposit account control agreements with respect to the Deposit Accounts constituting Collateral of any Obligor;

d.at Payee’s request, using commercially reasonable efforts to obtain collateral access agreements or waivers from mortgagees and landlords in form and substance reasonably satisfactory to Payee; and

e.taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction;

x.not change its state of formation or organization or Type of Organization without providing Payee with at least 30 days’ prior written notice; and

xi.not change its legal name without providing Payee with at least 30 days’ prior written notice.

D.Any expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by Obligors.

E.No Obligor shall (i) incur or permit to exist any Indebtedness of the Obligors, other than Permitted Debt, (ii) incur or permit to exist any Liens on any Collateral of the Obligors other than Permitted Liens, (iii) sell all or substantially all of its assets (other than sales of assets among Obligors), or merge or consolidate with any other person (other than mergers or consolidations among Obligors, or mergers or consolidations with any Person where an Obligor is the surviving entity), (iv) pay any dividend or distribution or payment on account of, or purchase or redeem or otherwise retire for value, any equity interests in Cool Holdings, or (v) enter into any transaction with any affiliate of such Obligor (other than another Obligor) other than on terms no less favorable to such Obligor than would be obtained in a bona fide third-party transaction.

12.Representations and Warranties. Each Obligor, jointly and severally, represents and warrants to Payee on the date hereof as follows:

A.No financing statement (other than any which may have been filed on behalf of Payee or relating to a Permitted Lien) with respect to the Collateral is on file in any public office.

B.Each Obligor is and will be the lawful owner of the Collateral owned by it, free of all Liens, claims, security interests and encumbrances whatsoever, other than the liens granted hereunder or Permitted Liens.

C.All information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Obligor to Payee pursuant to this Note is and will be true and correct in all material respects as of the date furnished.

D.The execution and delivery of this Note and the performance by each Obligor of its obligations hereunder (i) are within such Obligor’s powers, (ii) have been duly authorized by all necessary corporate, company or partnership action, as applicable, (iii) have received all necessary governmental approval (if any shall be required), and (iv) do not and will not contravene or conflict with (x) any provision of law or (y) of the articles of incorporation, certificate of formation, by-laws, limited liability company agreement, limited partnership agreement or any similar governing documents of such

Obligor or (z) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon such Obligor.

E.This Note is a legal, valid and binding obligation of each Obligor, enforceable in accordance with its terms, except that the enforceability of this Note may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

F.The security interest in the Collateral created by this Note will be duly perfected upon filing of the financing statements attached hereto as Annex A to the extent a security interest in the Collateral may be perfected under the UCC by filing financing statements.  The creation, attachment and perfection of the security interest do not require the consent of any third party (other than with respect to the attachment and perfection of any security interest which requires control under the UCC (including deposit and securities accounts)).  Once perfected, the security interest will constitute a first priority Lien on the Collateral except for Permitted Liens.

G.Cool Holdings does not have any direct or indirect Subsidiary and does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in, or control, any Person in each case except as set forth in the SEC Reports (as defined below) and Simply Mac. Obligors have not agreed and are not obligated to make any future investment in or capital contribution to any other Person.

H.Except as set forth on Schedule 4.6 of the Purchaser Disclosure Schedule (as defined in the Purchase Agreement), immediately after giving effect to the Purchase (as defined in the Purchase Agreement) and immediately following the Closing (as defined in the Purchase Agreement), the Obligors shall be solvent and shall: (a) be able to pay their debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on their business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of the either of the Obligors. In connection with the transactions contemplated hereby, no Obligor has incurred, and no Obligor has any plans to incur and does not have any plans to cause the Company to incur Indebtedness beyond any Obligor’s ability to pay as such Indebtedness becomes absolute and matured.

I. Except as set forth on Schedule 4.7 of the Purchaser Disclosure Schedule, Cool Holdings has filed, or furnished, each report and definitive proxy statement (together with all amendments thereof and supplements thereto) required to be filed by Cool Holdings pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) with the Securities and Exchange Commission on or after December 31, 2018 (the “SEC Reports”).  As of their respective dates, after giving effect to any amendments, updates, restatements, corrections or supplements thereto filed or furnished prior to the date hereof, the SEC Reports (a) complied in all material respects with the requirements of the Exchange Act and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

J.Each Obligor’s chief executive office and principal place of business (together with the name and address of any landlord if such locations are leased real property) are as set forth on Schedule [        ] hereto.  Schedule [        ] also sets forth each location where each Obligor maintains a place of business, maintains any Inventory with an aggregate fair market value in excess of $50,000, or owns or leases any real property (together with the name and address of any landlord if such

locations are leased real property).  The failure of the description of locations of Collateral on Schedule [        ] to be accurate or complete will not impair the security interest in such Collateral.

K.Each Obligor is duly organized, validly existing and in good standing under the laws of the state set forth on Schedule [        ] hereto; Schedule [        ] sets forth the Type of Organization, Organizational I.D. Number and federal taxpayer identification number of each Obligor.

L.Each Obligor’s exact legal name is as set forth on the signature pages of this Note and on Schedule [        ]; Schedule [        ] sets forth all of such Obligor’s prior legal names and prior Types of Organizations, and lists all mergers or other reorganizations to which such Obligor has been subject, in each case, within the five (5) year period immediately preceding the date hereof.

M.Schedule [        ] hereto contains a complete listing of all of Obligors’ Deposit Accounts and other bank accounts, including locations and applicable account numbers.

N.The amounts due to Obligor under the Collateral are not subject to any setoff, counterclaim, defense, allowance or adjustment (other than discounts for prompt payment shown on the invoice) or to any dispute, objection or complaint by any Account Debtor, other than those occurring in the ordinary course of business.

O.Schedule [        ] of the Purchaser Disclosure Schedule sets forth all Indebtedness of each Obligor, the amount of such Indebtedness and the Person to whom such Indebtedness is owed (the “Obligor Indebtedness”).  Cool Holdings has delivered to the Payee true, correct and complete copies of all Contracts (as defined in the Purchase Agreement), including all amendments thereto, evidencing the Obligor Indebtedness.  No Obligor is in breach or default under any such Contract.  No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to:  (a) result in a material violation or breach of any of the provisions of any such Contract; (b) give any Person the right to exercise any remedy under any such Contract; (c) give any Person the right to accelerate the maturity or performance of any such Contract; or (d) give any Person the right to cancel or terminate any such Contract.  No Obligor has received any written (or, to the Knowledge of Cool Holdings, oral) notice or other written (or, to the Knowledge of Cool Holdings, oral) communication regarding any actual or possible violation or breach of, or default under, any such Contract.  No Person is currently renegotiating, or has a right pursuant to the terms of any such Contract to renegotiate, any amount paid or payable to or by any Obligor under any such Contract or any other material term or provision of any such Contract.  No Person has threatened in writing (or, to the Knowledge of Cool Holdings, orally) to terminate or refuse to perform its obligations under any such Contract (regardless of whether such Person has the right to do so under such Contract).

P.Each Obligor has good and valid title to, or, in the case of leased properties and assets of such Obligor, valid leasehold interests in, all of such Obligor’s properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (a) as reflected in the most recent balance sheet included in the SEC Reports and (b) the Permitted Liens.

Q.Except as set forth on Schedule 4.8 of the Purchaser Disclosure Schedule, there is no Action (as defined in the Purchase Agreement) of any nature pending or, to the Knowledge (as defined in the Purchase Agreement) of Cool Holdings, threatened against any Obligor or its properties and assets (tangible or intangible) or any of its officers or directors (in their capacities as such).  No Governmental Entity (as defined in the Purchase Agreement) is currently challenging or questioning the legal right of any Obligor to conduct its operations as presently conducted.  There is no Action of any nature pending or, to the Knowledge of Cool Holdings, threatened against any Person who has a contractual right or a right pursuant to Maryland law or other applicable law to indemnification from an Obligor related to facts and circumstances existing prior to the Closing.

R.Except as set forth on Schedule 4.8 of the Purchaser Disclosure Schedule, there are no outstanding judgments, orders, injunctions, decrees, citations, stipulations or awards (whether rendered by a court, administrative agency, arbitral body or governmental authority) against or pertaining to any Obligor or any assets of any Obligor.

Any reference to the Purchaser Disclosure Schedule contained in this Section 12 shall mean the Purchaser Disclosure Schedule inclusive of all updates made thereto pursuant to Section 6.4 of the Purchase Agreement after the date thereof an up through and including the Closing.

13.Events of Default.  The occurrence of one or more of the following events shall constitute an event of default hereunder (an “Event of Default”):

A.Any Obligor shall fail to make any payment due to Payee under this Note within 3 days after the same shall become due and payable, whether at maturity, by acceleration or otherwise.

B.Any Obligor shall fail to perform any covenant, agreement or obligation set forth in this Note (other than to the extent described in Section 13(A)) and such failure continues for 30 days after the earlier to occur of (i) any Obligor obtaining knowledge of such failure or (ii) Payee’s delivery of notice to Cool Holdings of such failure.

C.So long as the Apple Guarantee remains in effect, at any time after the date falling 30 days after the date of this Note, Simply Mac makes a direct purchase of Inventory or any other product or item from Apple, Inc.

D.Any representation, warranty or certification made by any Obligor or any officer or employee of any Obligor in this Note, in any certificate, or other document delivered pursuant to this Note, or in the Purchase Agreement, proves to have been misleading or untrue in any material respect when made.

E.Any Obligor becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within 60 days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within 60 days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by any Obligor; or if any order for relief is entered relating to any of the foregoing proceedings.

F.Any one or more Obligors suffers (i) one or more judgments which are not otherwise covered by insurance in the aggregate amount in excess of $50,000 and any such judgment has not been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgment, or (ii) one or more material writs, warrant of attachment, or similar process which are not released, vacated or fully bonded within 15 days of its issue or levy;

G.Any order, judgment or decree is entered decreeing the dissolution of any Obligor.

H.Any Obligor fails to pay when due any of its Indebtedness (other than Indebtedness arising under this Note), or any interest or premium thereon, when due (whether by scheduled maturity, acceleration, demand, or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness and the effect of which is to cause such Indebtedness to be demanded or to become due prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded.

14.Remedies.

A.If an Event of Default exists under Section 13(E) hereof, the entire unpaid principal balance outstanding hereunder plus any and all interest accrued and unpaid thereon shall become due and payable immediately without presentment, demand notice of nonpayment, protest, or other notice of dishonor, all of which are hereby expressly waived by Obligors.

B.If an Event of Default other than an Event of Default under Section 13(E) exists, Payee may, at its option, do any one or more of the following: (i) declare the entire unpaid balance of all or any part of the obligations hereunder immediately due and payable; (ii) reduce any claim to judgment; and (iii) exercise any and all other legal or equitable rights, in equity or otherwise, afforded by this Note, the laws of the State of New York or the laws of any other applicable jurisdiction.

C.Upon the occurrence and continuance of an Event of Default, Payee may request that Obligors direct that all Receivables be paid directly to a lock box account established with, or for the benefit of, Payee.

D.Upon the occurrence and continuance of an Event of Default, each Obligor shall hold in trust (and not commingle with its other assets) for Payee all Collateral that is Chattel Paper, Instruments or Documents at any time received by it and promptly deliver same to Payee, unless Payee at its option gives such Obligor written permission to retain such Collateral; at Payee’s reasonable request, each contract, Chattel Paper, Instrument or Document so retained shall be marked to state that it is assigned to Payee and each instrument shall be endorsed to the order of Payee (but failure to so mark or endorse shall not impair the security interest of Payee created hereunder);

E.For the purpose of enabling Payee to exercise rights and remedies under this Section 14 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as Payee shall be lawfully entitled to exercise such rights and remedies after the occurrence and continuance of an Event of Default, each Obligor hereby grants to Payee (i) a nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Obligor), including in such license the right to sublicense, to use and practice any intellectual property now owned or hereafter acquired by such Obligor and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof and (ii) a license (without payment of rent or other compensation to such Obligor) to use, operate and occupy all real estate of such Obligor, in each case, until this Note is paid in full or otherwise terminated.

F.Each Obligor appoints Payee its true and lawful attorney until this Note is paid in full or otherwise terminated with full power of substitution, in the name of such Obligor, for the sole use and benefit of Payee, but at Obligors’ expense, to the extent permitted by law, to exercise all or any of the following powers following the occurrence and during the continuance of an Event of Default: to file claims under any insurance policies of such Obligor, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies;

G.Each Obligor appoints Payee its true and lawful attorney until this Note is paid in full or otherwise terminated with full power with full power of substitution, in the name of such Obligor, for the sole use and benefit of Payee, but at Obligor’s expense, to the extent permitted by law, to exercise, all or any of the following powers with respect to all or any of such Obligor’s Collateral (to the extent necessary to cause the obligations of such Obligor hereunder to be paid in full) following the occurrence and during the continuance of an Event of Default:

i.to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

ii.to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

iii.to take control of, sell, lease, license or otherwise dispose of the same or the Proceeds thereof, as fully and effectually as if Payee were the absolute owner thereof;

iv.to sign or endorse Obligor’s name on (A) any original certificate of title in respect of any Collateral that is subject to certificate of title statutes, or (B) any application for a new or a replacement certificate of title or other document or instrument to be filed in any official filing, recording, registration or certificate-of-title system covering any of the Collateral;

v.to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

vi.to endorse Obligor’s name on any notes, acceptances, checks, drafts, money orders or other evidences of payment on Collateral that may come into Payee’s possession;

vii.to sign Obligor’s name on any invoice or bill of lading relating thereto, on any drafts against Account Debtors or other Persons making payment with respect thereto, on assignments and verifications of accounts or other Collateral and on notices to Account Debtors or other Persons making payment with respect thereto;

viii.to send requests for verification of obligations to any Account Debtor;

ix.grant or issue any exclusive or non-exclusive irrevocable or revocable, royalty-bearing or royalty-free license under any intellectual property used on or in connection with the sale of any Inventory to anyone, including the Payee itself, including but not limited to a license or other right to use such Obligors’ labels, advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Inventory or other Collateral, and such Obligors’ rights under all contracts, licenses, approvals, permits, leases and franchise agreements, to the extent assignable, shall inure to the Payee’s benefit, and

x.to do all other acts and things reasonably necessary to carry out the intent of this Note;

provided, however, that except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market Payee will give Obligors at least 10 days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made.  If, following the occurrence and continuance of an Event of Default, any Account Debtor fails to make payment on any Collateral when due, Payee is authorized, in its sole discretion, either in its own name or in any Obligor’s name, to take such action as Payee reasonably shall deem necessary for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists.  Regardless of any other provision of this Note, however, Payee shall not be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral except for its own gross negligence or willful misconduct, nor shall it be under any duty to anyone except any Obligor to account for funds that it shall actually receive under this Note.  A receipt given by Payee to Account Debtor shall be a full and complete release, discharge, and acquittance to such Account Debtor, to the extent of any amount so paid to Payee.  Payee may apply or set off amounts paid and the deposits against any liability of any Obligor to Payee.

H.Payee’s sale of less than all the Collateral shall not exhaust Payee’s rights under this Note and Payee is specifically empowered, after the occurrence and continuance of an Event of Default, to make successive sales until all the Collateral is sold.  If the proceeds of a sale of less than all the Collateral shall be less than the outstanding obligations of Obligors hereunder, this Note and the security interest shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made.  In the event any sale under this Note is not completed or is, in Payee’s opinion, defective, such sale shall not exhaust Payee’s rights under this Note and Payee shall have the right to cause a subsequent sale or sales to be made.  Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this Note as to nonpayment of the obligations of Obligors hereunder, or as to the occurrence of any Event of Default, or as to Payee’s having declared all of such obligations to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Payee, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Payee may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Payee, including the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Payee.

I.In addition to any and all other rights afforded to Payee in this Section 14, Payee may exercise all the rights of a Payee under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, if cash shall be insufficient to pay all of the obligations of Obligors hereunder in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof in accordance with the provisions of the UCC.  Notice of any such sale or other disposition shall be given to Obligors as required under this Section 14.

J.No right or remedy conferred upon or reserved to Payee hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Payee, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasions therefore shall occur.

15.Assignment.  This Note may be freely assigned by Payee.  The obligations of Obligors under this Note may not be assigned without the prior written consent of Payee.

16.Notices.  All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

Obligors:	[ ]

with a copy (which shall not constitute notice) to:

[        ]

Payee:[        ]

with a copy (which shall not constitute notice) to:

[        ]

Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required the giving of such notice may be waived in writing by the party entitled to receive such notice.

17.Severability.  In any event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18.Successor and Assigns.  This Note inures to the benefit of Payee and binds Obligors, and their respective permitted successors and assigns, and the words “Payee” and “Obligors” whenever occurring herein shall be deemed and construed to include such respective permitted successors and assigns.

19.Amendment; Waiver.  No amendment of this Note shall be effective unless such amendment is made in a writing executed by each of Obligor and Payee.  No waiver of any term or condition herein shall constitute a general, further or continuing waiver of such term or condition for future purposes.

20.Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, each of the Obligors has duly executed this Note on the day and year first above written.

OBLIGORS: [ ] By: _______________________________
Name:
Title:

[ ]By: _______________________________Name: Title:
[ ] By: _______________________________
Name:
Title:
[ ] By: _______________________________
Name:
Title:
[ ] By: _______________________________
Name:
Title:

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[ ] By: _______________________________
Name:
Title:

[ ] By: _______________________________
Name:
Title:

[ ] By: _______________________________
Name:
Title:

[ ] By: _______________________________
Name:
Title:

Acknowledged and Agreed:

PAYEE: GAMESTOP CORP. By: ________________________________
Name:
Title:

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